As filed with the Securities and Exchange Commission on June 29, 2020

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2463898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5818 El Camino Real Carlsbad, California 92008 (760) 431-9286
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick S. Miles
Chief Executive Officer,
Alphatec Holdings, Inc.
5818 El Camino Real
Carlsbad, California  92008

(760) 431-9286
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: JOSHUA E. LITTLE, ESQ. Durham Jones & Pinegar, P.C. 192 E. 200 N., Third Floor St. George, Utah 84770 (435) 674-0400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐Accelerated filer ☒

Non-accelerated filer  ☐Smaller reporting company ☒

Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	1,075,820	$4.53	$4,873,465	$633

(1)Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock or pursuant to the anti-dilution provisions of any such securities.

(2)  Pursuant to Rule 457(c), for all shares of Common Stock being registered hereunder with a sale price which cannot be presently determined, the Proposed Maximum Offering Price Per Share is $4.53 per share of Common Stock, which is based on the average of the high and low prices for the Registrant’s common stock as reported on the Nasdaq Global Select Market on June 26, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 29, 2020

PRELIMINARY PROSPECTUS

1,075,820 Shares

Common Stock

This prospectus may be used only for the sale or other disposition of up to 1,075,820 shares of common stock or interests therein by the selling stockholders identified in this prospectus.

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.  We will, however, receive the proceeds from the sale of shares of our common stock to some of the selling stockholders to the extent they exercise for cash their warrants identified in this prospectus. We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Except as set forth below, the price or prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. See the “Plan of Distribution” on page 6.

Our common stock trades on the Nasdaq Global Select Market under the symbol “ATEC.” On June 26, 2020, the last reported sales price for the common stock was $4.40 per share.

INVESTING IN THE COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this registration statement or any related prospectus, including any information incorporated herein by reference, is accurate as of any date other than the date on the front of the applicable document, or such earlier date as is expressly stated or otherwise apparent with respect to such incorporated information in the applicable document, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since any such date.

The terms “we,” “us,” “our” and the “company,” as used in this prospectus, refer to Alphatec Holdings, Inc., unless otherwise indicated.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in the documents incorporated by reference constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act. We use words like “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “estimates” and similar expressions to identify these forward-looking statements.

You should not place undue reliance on our forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.  However, our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors,” the information incorporated therein by reference  and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. The information in this prospectus speaks only as of the date of this prospectus and the information incorporated herein by reference speaks only as of its date. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference. This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially “Risk Factors” and our consolidated financial statements and related notes incorporated by reference herein. Please see the section entitled “Where You Can Find More Information” on page 7 of this prospectus.

Our Business

We are a medical technology company focused on the design, development, and advancement of technology for better surgical treatment of spinal disorders. We are dedicated to revolutionizing the approach to spine surgery. We have a broad product portfolio designed to address the majority of U.S. market for fusion-based spinal disorder solutions. We intend to drive growth by exploiting our collective spine experience and investing in research and development to continually differentiate our solutions and improve spine surgery. We believe our future success will be fueled by introducing market-shifting innovation to the spine market, and we believe that we are well-positioned to capitalize on current spine market dynamics.

We market and sell our products in the U.S. through a network of independent distributors and direct sales representatives. An objective of our leadership team is to deliver increasingly consistent, predictable growth. To accomplish this, we have partnered more closely with new and existing distributors to create a more dedicated and loyal sales channel for the future. We have added, and intend to continue to add, new high-quality dedicated distributors to expand future growth. We believe this will allow us to reach an untapped market of surgeons, hospitals, and national accounts across the U.S., as well as better penetrate existing accounts and territories.

We have made significant progress in the transition of our sales channel since early 2017. Going forward, we intend to continue to relentlessly drive toward a fully exclusive network of independent and direct sales agents. Recent consolidation in the industry is facilitating the process, as large seasoned agents are seeking opportunities to re-enter the spine market by partnering with spine-focused companies that have broad, growing product portfolios.

Our common stock trades on the NASDAQ Global Select Market under the symbol “ATEC.” We had 64,048,616 shares issued and outstanding by 291 holders of record of our common stock as of June 29, 2020.

Our address is 5818 El Camino Real, Carlsbad, California, 92008. Our telephone number is (760) 431-9286, and our internet website is located at https://atecspine.com/. The information on our website is not incorporated by reference into this prospectus nor is it part of this prospectus.   See the section entitled “Where You Can Find More Information” on page 7 of this prospectus.

The Offering

This prospectus covers up to 1,075,820 shares of common stock issuable upon exercise of warrants which we issued on May 29, 2020 to the selling stockholders.

On May 29, 2020, in consideration of the selling stockholders providing capital to the Company pursuant to that certain Second Amendment to Credit, Security and Guaranty Agreement dated May 29, 2020, we issued to the selling stockholders new warrants exercisable for an aggregate of 1,075,820 shares of common stock at an exercise price of $4.33 per share, which we refer to as the 2020 Warrants.  The 2020 Warrants are exercisable from May 29, 2020, through May 29, 2027.  The 2020 Warrants contain provisions which would adjust the exercise price, and in inverse proportion adjust the number of shares of common stock subject to the 2020 Warrants, in the event we pay stock dividends, effect stock splits or complete other transactions specified in the 2020 Warrants. The 2020 Warrants also contain provisions which would adjust the exercise price and the number of shares of common stock subject to the 2020 Warrants if we issue shares of common stock or securities exercisable for or convertible into shares of common stock at prices below the exercise price of the 2020 Warrants at the time of such issuance, subject to specified exceptions.

Under the terms of the 2020 Warrants, a selling stockholder may not exercise the 2020 Warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the 2020 Warrants which have not been exercised.

We also agreed to file a registration statement, of which this prospectus is a part, on or before June 28, 2020, to register for resale the shares that may be issued upon exercise of the 2020 Warrants.  We have also agreed to have the registration statement declared effective as soon as possible and in any event between 60 and 90 days after May 29, 2020.  Once the registration statement is declared effective we have agreed to use our best efforts to keep it effective until all of the shares covered by this prospectus have been sold or may be sold without volume or manner-of-sale restrictions in accordance with Rule 144 under the Securities Act and with the requirement for us to be in compliance with the correct public information requirement of Rule 144 under the Securities Act.  If the registration statement is not declared effective within 90 days following the date of issuance of the securities, or the warrant selling stockholders are otherwise unable to re-sell the shares purchased upon exercise of the 2020 Warrants, we will be obligated to pay liquidated damages to the selling stockholders until the selling stockholders are again able to re-sell the shares purchased upon exercise of the 2020 Warrants.

We will not receive any proceeds from the sale of securities by the selling stockholders. See “Use of Proceeds” on page 3 of this prospectus.

RISK FACTORS

Before deciding to purchase, hold or sell our common stock, you should carefully consider the risks, cautionary statements and other information contained in this prospectus and in our other filings with the Securities and Exchange Commission (the “SEC”) that we incorporate by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.  The risks and uncertainties described in these documents are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business.  If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on our company, our business, financial condition, results of operation and/or liquidity could be seriously harmed.  In that event, the market price for our common stock will likely decline, and you may lose all or part of your investment.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 17, 2020;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 11, 2020;
•	Our Current Reports on Form 8-K filed with the SEC on January 13, 2020, February 28, 2020, March 5, 2020, April 8, 2020, April 27, 2020, May 11, 2020, June 4, 2020 and June 18, 2020; and
•

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with the SEC on May 26, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the SEC and shall not be deemed “filed” with the SEC and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering of the securities covered by this prospectus will also be deemed incorporated by reference in this prospectus and considered to be part of this prospectus from the date those documents are filed.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference.

You may obtain a copy of any of the above-referenced documents, at no cost, from our website at https://atecspine.com/.  The information contained in, or that can be accessed through, our website is not part of this prospectus.  We will also furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents.  You should direct your requests for documents to:

Alphatec Holdings, Inc.
Attn: Corporate Secretary
5818 El Camino Real
Carlsbad, CA 92008
(760) 431-9286

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the shares of common stock or interests therein offered by this prospectus.  We will issue an aggregate of 1,075,820 shares of common stock, subject to adjustment, potentially offered by this prospectus only upon the exercise of the 2020 Warrants by the selling stockholders.  If the selling stockholders exercise all of the 2020 Warrants for cash, we would receive proceeds of approximately $5.3 million.  There can be no assurance that the selling stockholders will exercise any of the 2020 Warrants, or, if exercised, that any of the underlying shares of common stock will be sold under this prospectus.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders, upon exercise of the 2020 Warrants held by the selling stockholders. We are registering the shares of common stock issuable upon exercise of the 2020 Warrants held by the selling stockholders in order to permit the selling stockholders to offer the shares for resale from time to time. Except as otherwise disclosed herein and in the documents incorporated by reference herein, and except for the ownership of the shares of common stock issuable upon exercise of the 2020 Warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of June 29, 2020, assuming exercise of the 2020 Warrants held by the selling stockholders on that date, without regard to any limitations on exercise. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus covers the resale of the sum of the maximum number of shares of common stock issuable upon exercise of the 2020 Warrants, determined as if the outstanding 2020 Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, and subject to adjustment as provided in the 2020 Warrants, without regard to any limitations on the exercise of the 2020 Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.Under the terms of the 2020 Warrants, a selling stockholder may not exercise the 2020 Warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the 2020 Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Each of the selling stockholders that is affiliated with a registered broker-dealer purchased the securities offered hereby in the ordinary course of business and does not have any agreement or understandings, directly or indirectly, to distribute the shares offered by this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Squadron Medical Finance Solutions LLC	3,413,265(1)	6.7%	537,910	456,000
Tawani Holdings LLC	3,346,265(2)	6.6%	537,910	389,000

__________

(1)

Consisting of shares underlying warrants to purchase 537,910 shares of our common stock, with an exercise price of $4.88, and expiring on May 29, 2027, shares underlying warrants to purchase 2,419,355 shares of our common stock, with an exercise price of $2.17, and expiring on May 29, 2027, and shares underlying warrants to purchase 456,000 shares of our common stock, with an exercise price of $3.15, and expiring on May 29, 2027. Squadron is wholly owned by Squadron Capital LLC. Squadron Capital LLC is managed by a Managing Committee, the members of which are David R. Pelizzon, Jennifer N. Pritzker, Harry B Rosenberg, and Charles Edward Dobrusin. Squadron Capital LLC is owned five percent (5%) by JNP Parachute Mirror Trust L — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees and ninety-five percent (95%) by Squadron Capital Holdings LLC, which is owned by (1) JNP Parachute Mirror Trust L — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, (2) F.L.P. Trust #15M2 — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, (3) JNP 2010 — P.G. Trust — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, and (4) F.L.P. #15 M2 Parachute Trust — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees. Squadron’s address is 18 Hartford Ave., PO Box 223, Granby, CT 06035.

(2) Consisting of shares underlying warrants to purchase 537,910 shares of our common stock, with an exercise price of $4.88, and expiring on May 29, 2027, shares underlying warrants to purchase 2,419,355 shares of our common stock, with an exercise price of $2.17, and expiring on May 29, 2027, and shares underlying warrants to purchase 456,000 shares of our common stock, with an exercise price of $3.15, and expiring on May 29, 2027. Tawani Holdings LLC is an Illinois limited liability company, which is ninety-nine per cent (99%) owned by the Jennifer N. Pritzker Revocable Trust u/a/d Feb 21 1986, as amended (the “Trust”), and one percent (1%) owned by Tawani Enterprises Inc., an Illinois corporation. Tawani Enterprises Inc. is wholly owned by the Trust. Jennifer N. Pritzker is grantor and the trustee of the Trust. The address of Tawani Holdings LLC is 104 S. Michigan Avenue, Suite 500, Chicago, Illinois 60603.

PLAN OF DISTRIBUTION

Securities Offered by the Selling Stockholders

Each of the selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock issuable upon exercise of the warrants covered hereby on the principal trading market for our common stock or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other methods permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Pursuant to the terms of a registration rights agreement, we are required to pay certain fees and expenses we incur incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus continuously effective until the (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Durham, Jones & Pinegar, St. George, Utah.

EXPERTS

Mayer Hoffman McCann P.C., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K as of and for the fiscal years ended December 31, 2018 and 2019, as set forth in their report dated March 17, 2020, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus.  Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC.  For further information with respect to the company and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.  Each of these statements is qualified in all respects by this reference.

We electronically file annual, quarterly and special reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Alphatec Holdings, Inc. The address of that website is www.sec.gov.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling stockholders. All amounts shown are estimates except for the SEC registration fee.

Commission Registration Fee	$633
Printing and Related Fees	5,000*
Legal Fees and Expenses	15,000*
Accounting Fees and Expenses	25,000*
Miscellaneous Fees and Expenses	2,000*
Total	$47,633*

*The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we shall indemnify, to the fullest extent authorized by the DGCL, each person who is involved in any litigation or other proceeding because such person is or was our director or officer or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our amended and restated certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within 60 days after we receive a written claim for such indemnification, our amended and restated certificate of incorporation and our restated by-laws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

As permitted by Section 145 of the DGCL, we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered into indemnification agreements with all of our directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

Item 16. Exhibits.

Exhibit Number	Description of Document
5.1	Opinion of Durham, Jones & Pinegar, P.C.
23.1	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm
23.2	Consent of Durham, Jones & Pinegar, P.C. (included in Exhibit 5.1.)
24.1	Power of Attorney. Included on signature page.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 4115(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carlsbad, State of California, on June 29th, 2020.

Alphatec Holdings, Inc.

By:	/s/ Patrick S. Miles
Patrick S. Miles
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Patrick S. Miles and Jeffrey G. Black, and each or any of them with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date
/s/ Patrick S. Miles Patrick S. Miles	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 29, 2020
/s/ Jeffrey G. Black Jeffrey G. Black	EVP, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2020
/s/ Evan Bakst Evan Bakst	Director	June 29, 2020
/s/ Mortimer Berkowitz III Mortimer Berkowitz III	Director	June 29, 2020
/s/ Quentin Blackford Quentin Blackford	Director	June 29, 2020
/s/ Jason Hochberg Jason Hochberg	Director	June 29, 2020
/s/ Karen McGinnis Karen McGinnis	Director	June 29, 2020
/s/ David H. Mowry David H. Mowry	Director	June 29, 2020
/s/ Jeffrey P. Rydin Jeffrey P. Rydin	Director	June 29, 2020
/s/ David Pelizzon David Pelizzon	Director	June 29, 2020
/s/ James L.L. Tullis James L.L. Tullis	Director	June 29, 2020
/s/ Donald A. Williams Donald A. Williams	Director	June 29, 2020
/s/ Ward W. Woods Ward W. Woods	Director	June 29, 2020